Exhibit 23.1








INDEPENDENT AUDITORS' CONSENT




       We consent to the incorporation by reference in this Registration

Statement of Standex International Corporation, on Form S-8 of our reports dated August 16, 1994, appearing in and incorporated by reference in the

Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 1994, and to the reference to us under the heading "Experts" in the prospectus, which is a part of this Registration Statement.



/s/  DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP



Boston, Massachusetts

April 24, 1995











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